THE BANK OF NEW
YORK
 NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

November 8, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by one American Depositary Receipt
representing one Ordinary Share of
Zindart Limited
 (Form F-6 File No. 333-08226)



Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Corgi International Limited of ordinary shares represented by one American Depositary
Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised name change for Corgi
International Limited.

The Prospectus has been revised to reflect the new name from Zindart Limited to Corgi
International Limited:

 EFFECTIVE OCTOBER 14, 2005, THE
COMPANYS NAME HAS CHANGED
FROM ZINDART LIMITED TO CORGI
INTERNATIONAL LIMITED.

Please contact me with any questions or
comments at 212 815-5009


Thomas Divivo
Vice President
The Bank of New York - ADR Division



Encl.

CC: Paul Dudek, Esq. (Office of International
Corporate Finance)



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